 EZ2COMPANIES, INC.

EXHIBIT 31(a)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of EZ2Companies, Inc. (the Company)
on Form 10-QSB of the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof, I, Otto Bethlen, Chief Executive
Officer and Director of the Company, certify, pursuant to section 906 of the
Sarbanes-Oxley Act of 2002, that to my knowledge: (1) the quarterly report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and (2) the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 21, 2004

/s/ Otto Bethlen
-------------------
Otto Bethlen
Chief Executive Officer
and Director

A signed original of this written statement required by Section 906 of the
Sarbanes-Oxley Act has been provided to the Company and will be retained by the
Company and furnished to the Securities and Exchange Commission or its staff upon request.